Exhibit 99.1
Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605         (914) 948-1300
                                                      NEWS
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                                                      FOR IMMEDIATE RELEASE
                                                      White Plains, New York
                                                      March 3, 2009

Jeffrey Joseph, President of Presidential Realty Corporation (the "Company"), a real estate investment trust whose shares are traded on the NYSE Alternext US (PDLA and PDLB), announced today that on February 27, 2009, the Company completed a settlement of various claims that it had asserted against The Lightstone Group ("Lightstone") and its owner, David Lichtenstein. The claims arose out of three loans that the Company had made to affiliates of Lightstone in 2004 and 2005.

The first loan in the amount of $8,600,000 (the "First Mezz Loan") is secured by ownership interests in the entities owning five shopping malls located in Martinsburg, West Virginia; Cleveland, Tennessee; Rome, Georgia; Hermitage, Pennsylvania and York, Pennsylvania.

The second loan in the amount of $7,835,000 (the "Second Mezz Loan") is secured by ownership interests in entities owning two shopping malls located in Shawnee, Oklahoma and Lake Jackson, Texas.

The third loan in the amount of $9,500,000 (the "Third Mezz Loan") is secured by ownership interests in entities owning two shopping malls located in Macon, Georgia and Burlington, North Carolina.

All of the loans are nonrecourse to the borrowers except for certain limited guarantees and undertakings made by David Lichtenstein personally. In February of 2008, the borrower defaulted in payments of interest due to the Company under the Third Mezz Loan and to the holder of the first mortgage secured by the related properties. In October of 2008, the borrower defaulted in payments of interest due to the Company under the First Mezz Loan and to the holder of the first mortgage secured by the related properties. The holders of the first mortgages on the properties related to the First and Third Mezz Loans have commenced foreclosure proceedings against these properties and the Company believes that the outstanding balances of the first mortgages are now far in excess of the value of its security for those loans and as a result, the Company will not be able to recover any amounts due under the First and Third Mezz Loans from its security interests in the ownership interests in the entities owning the properties. At December 31, 2008, the carrying value on the Company's financial statements for the investments in and advances to joint ventures relating to the First and Third Mezz Loans and the Company's minority interest in the entities owning the related properties had been reduced by distributions received and losses recorded (including property impairments) to zero. The status of the Second Mezz Loan is discussed below.

In return for releasing its claims against Mr. Lichtenstein and the borrowers in connection with the three loans, the Company has received the following:



Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605         (914) 948-1300
                                                      NEWS
-------------------------------------------------------------------------------

                                                      FOR IMMEDIATE RELEASE
                                                      White Plains, New York
                                                      March 3, 2009

(1) Ten million dollars of the indebtedness under the First and Third Mezz Loans was assumed by an affiliate of Lightstone which is the debtor on an existing loan from the Company in the outstanding principal amount of $2,075,000. The total indebtedness has been consolidated into a nonrecourse loan in the outstanding principal amount of $12,025,000 (the "Consolidated Note") and is secured by the ownership interests in entities owning nine apartment properties located in Virginia (which had previously secured the $2,075,000 indebtedness) and the ownership interests in entities owning nine additional apartment properties located in Virginia and North Carolina.

The Consolidated Note accrues interest at the rate of 13% per annum and is due on February 1, 2012. All net cash flow from the eighteen apartment properties will be utilized to pay the interest accrued on the Consolidated Note and to the extent that there is not sufficient cash flow to pay all accrued interest, the unpaid interest will be deferred until the maturity of the Consolidated Note. The Company anticipates that a substantial portion of the annual interest will not be paid currently and will be deferred in accordance with the terms of the Consolidated Note. The Company also anticipates that it is likely that on the maturity date of the Consolidated Note, the outstanding principal balance of the Consolidated Note plus any unpaid deferred interest thereon will exceed the value of the Company's security therefore and accordingly since the Consolidated
Note is a nonrecourse loan, the Company does not expect to obtain payment in full of the Consolidated Note on maturity.

(2) A 50% ownership interest in the Lightstone affiliate that owns The Las Piedras Industrial Complex, an industrial property located in Las Piedras, Puerto Rico and consisting of approximately 68 acres and 380,800 square feet of rentable space contained in several buildings in the complex. The property is substantially vacant and the owners may attempt to sell the property. Lightstone has agreed to advance funds to pay any negative cash flow from the operations of the property until a sale can be accomplished and has agreed that if it does not do so, it will transfer its remaining 49% interest in the property to Presidential.

(3) $250,000 in cash already paid at the closing and a note from Mr. Lichtenstein in the amount of $750,000 payable without interest on March 1, 2010. Mr. Lichtenstein is not personally liable for payment of the $750,000 note, but the note is secured by a 25% ownership interest in the Las Piedras property.

4) A personal guaranty from David Lichtenstein that the Company will receive all accrued interest on the Second Mezz Loan through the date of repayment and $500,000 of the principal amount of the Second Mezz Loan, which personal guaranty is limited to $500,000. As part of the settlement, the Company


Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605         (914) 948-1300
                                                      NEWS
-------------------------------------------------------------------------------

                                                      FOR IMMEDIATE RELEASE
                                                      White Plains, New York
                                                      March 3, 2009

agreed to modify its right to receive repayment in full of the Second Mezz Loan before Mr. Lichtenstein receives any return on his capital contributions to the borrowing entity to the following extent: the Company will receive the first net proceeds of any sale or refinancing of the properties related to the Second Mezz Loan (the "Shawnee/Brazos Properties") in an amount equal to all accrued and unpaid interest and $2,000,000 of principal on the Second Mezz Loan; Lichtenstein will receive the next $1,000,000 of any such net sale or refinancing proceeds; the Company will receive the next $1,000,000 of any such net proceeds and any additional net proceeds shall be paid 50% to the Company and 50% to Mr. Lichtenstein. Mr. Lichtenstein's guaranty is secured by his remaining interest in the entity that owns the Las Piedras Industrial Complex.

The first mortgage on the Shawnee/Brazos Properties was due to mature in January of 2009 but was extended until January of 2010. In connection with the extension, the holder of the first mortgage exercised its right to retain all cash flow from the Shawnee/Brazos Properties (after payment of all operating expenses but excluding the interest payments due on the Second Mezz Loan) as additional security for its mortgage loan. Accordingly, although there is sufficient cash flow to pay the interest due to the Company on the Second Mezz Loan, the funds are being retained by the holder of the first mortgage and the interest due on January 1, 2009 and February 1, 2009 on the Second Mezz Loan was not paid and it is anticipated that interest due on the Second Mezz Loan for subsequent periods in 2009 will not be paid. The Company has agreed with Lightstone that it will not foreclose on the Second Mezz Loan so long as the first mortgage on the Shawnee/Brazos Properties is not accelerated or due at maturity and the holder of the first mortgage is retaining funds from operations of the properties in an amount sufficient to pay the interest due on the Second Mezz Loan.

It is impossible to predict at this time whether or to what extent the Company will be able to recover any amounts on the Second Mezz Loan. While the Shawnee/Brazos Properties generate more than sufficient cash flow to service the first mortgage, if the adverse market conditions currently affecting the sale and refinancing of shopping mall properties persist through 2009, it may not be possible to extend or refinance the first mortgage when it becomes due in January of 2010 or to sell the properties for an amount in excess of the first mortgage balance. The carrying value on the Company's financial statements of the Second Mezz Loan and the Company's minority interest in the entity owning the Shawnee/Brazos Properties was $2,665,000 at September 30, 2008.

While under existing market conditions it is difficult to place a value on the assets and collateral received from The Lightstone Group and David Lichtenstein in settlement of the Company's claims against them, management believes that the settlement is in the best interests of the Company taking

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605         (914) 948-1300
                                                      NEWS
-------------------------------------------------------------------------------

                                                      FOR IMMEDIATE RELEASE
                                                      White Plains, New York
                                                      March 3, 2009

into account the nature of the Company's asserted claims and the cost and unpredictability of litigation and collection of any judgment that might have been obtained.

Mr. Joseph reported that at December 31, 2008, the Company had $5,985,000 of cash on hand and that management believes that the Company has sufficient liquidity and capital resources to carry on its business and, barring any unforeseen circumstances, to pay any dividends that may be required to maintain its status as a real estate investment trust for the foreseeable future. Mr. Joseph also stated that the Company had previously announced that its Board of Directors had decided that in order to conserve the Company's cash resources during the existing difficult economic climate, it would not pay a dividend for the first quarter of 2009 and that it was unlikely that the Company would declare a dividend in 2009. However the Board of Directors will review the Company's operating performance, liquidity and prospects, among other things, on a quarterly basis to determine its dividend policy for future periods.


Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

o generally adverse economic and business conditions, which, among other things, (a) affect the demand for residential, retail, industrial and office space at properties owned by the Company or which are security for loans made by the Company, (b) affect the availability and creditworthiness of prospective tenants and the rental rates obtainable at the properties, and (c) affect consumer demand for the products offered by the tenants at the malls owned by the joint ventures in which the Company is a member, which adversely affects the operating results and valuations of such malls;
o adverse changes in the real estate markets, including a severe tightening of the availability of credit, which adversely affect the ability of the Company or the joint ventures in which the Company is a member to sell, or refinance the mortgages on, their properties and which may also affect the ability of prospective tenants to rent space at these properties;
o        general risks of real estate development, ownership and operation;
o        governmental actions and initiatives; and
o        environmental and safety requirements.

Additional factors that could cause Presidential's results to differ materially from those described in the forward-looking statements can be found in the Company's 2007 Annual Report on Form 10-KSB and subsequent quarterly reports on Form 10-Q. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number